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                                                                  Exhibit (a)(4)


                               BRIO SOFTWARE, INC.

                 NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT

To:      Brio Software, Inc.
         Attn:  Haleh Carrillo
         4980 Great America Parkway
         Santa Clara, CA  95054
         Fax:  (408) 496-7690

              DELIVERY OF THIS DOCUMENT TO AN ADDRESS OTHER THAN AS
         SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER
          THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

                     THE OFFER AND WITHDRAWAL RIGHTS EXPIRE
               AT 9:00 P.M., CALIFORNIA TIME, ON DECEMBER 5, 2001,
                          UNLESS THE OFFER IS EXTENDED.

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     I previously received a copy of the Offer to Exchange dated November 5,
2001, the related Stock Option Election Letter of Transmittal (the "Election Form") and this Notice to Change Election from Accept to Reject (all of which together, as may be amended from time to time, constitute the "offer"). I elected to participate in the offer and delivered the Election Form, in which I tendered my options to purchase common stock of Brio Software, Inc. (the "Company") under the Company's 1998 Stock Option Plan and/or 2000 Non-Executive Stock Option Plan. I hereby irrevocably withdraw that tender and reject the offer to exchange my options.

     I understand that by rejecting the offer, I will not receive any new options pursuant to the offer, and I will keep the options that I previously tendered pursuant to the Election Form, unless prior to the expiration date of the offer I deliver another Election Form with respect to those options that is clearly dated after the date of this Notice, in accordance with the terms and conditions of the offer. The withdrawn options will continue to be governed by the stock option plan under which they were granted and by the existing option agreements between the Company and me. I waive any right to receive any notice of the acceptance of this Notice, except as provided for in the Offer to Exchange.

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

                                                  SIGNATURE OF OWNER

X                                                              Date:                      Time:
  ------------------------------------------------------------        -------------------       --------------------
     (Signature of Option Holder or Authorized Signatory)

Name:
      --------------------------------------------------------------------------------------------------------------
                                               (Please Print)

Capacity, if not Option Holder:
                                ------------------------------------------------------------------------------------

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The following information is required only if it is different than the previously delivered Election Form that is withdrawn by this Notice:


Address:
         -----------------------------------------------------------------------------------------------------------

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                                         (Please include ZIP code)

E-mail Address:
                ----------------------------------------------------------------------------------------------------

Telephone No. (with area code):

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Tax ID/Social Security No.:

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                                  INSTRUCTIONS
               TO NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.   Delivery of Notice to Change Election From Accept to Reject.

     A properly completed and duly executed original of this Notice to Change Election from Accept to Reject (this "Notice"), and any other documents required by this Notice, must be received by the Company at its address set forth on the first page of this Notice on or before the expiration date of the offer.

     THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

     By delivering this Notice, you will withdraw all of your tendered options and reject participation in the offer. Tenders of options made pursuant to the offer may be withdrawn at any time prior to the expiration date of the offer. If the offer is extended by the Company beyond that time, you may withdraw your tendered options at any time until the extended expiration of the offer. In addition, you may also withdraw tendered options that are not accepted before 9:00 p.m., California time, on Friday, January 4, 2002. Withdrawals may not be rescinded and any options withdrawn will thereafter be deemed not properly tendered for purposes of the offer, unless such withdrawn options are properly re-tendered prior to the expiration date of the offer by delivering another Election Form following the procedures set forth in the Offer to Exchange and

                                      -2-

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the Election Form. By signing this Notice to Change Election from Accept to
Reject, you waive any right to receive any notice of the withdrawal of the tender of your options, except as provided for in the Offer to Exchange.

     DELIVERY OF THIS NOTICE WILL WITHDRAW ALL OF YOUR PREVIOUSLY TENDERED OPTIONS.

2.   Signatures on this Notice to Change Election from Accept to Reject.

     If this Notice is signed by the holder of the options tendered by the Election Form, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If this Notice is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person so to act must be submitted with this Notice.

     Signatures must be accompanied by the date and time of signature. In addition, you must include the following information if it is different than the information on the previously submitted Election Form: current address, e-mail address (if available), and social security number or other identification number, such as a tax identification number or national identification number.

3.   Requests for Assistance or Additional Copies.

     Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange, the Election Form or this Notice may be directed to Haleh Carrillo of the Company at the address indicated on the first page of this Notice, or by phone (408) 496-7417. Copies will be furnished promptly at the Company's expense.

4.   Irregularities.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any withdrawal of tender will be determined by the Company in its discretion, which determination shall be final and binding on all parties. The Company reserves the right to reject any or all Notices to Change Election from Accept to Reject that the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the offer and any defect or irregularity in the withdrawal of any tendered options, and the Company's interpretation of the terms of the offer (including these instructions) will be final and binding on all parties. No withdrawal of tender will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with withdrawals of tender must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in withdrawals of tender, and no person will incur any liability for failure to give any such notice.

     IMPORTANT: THIS NOTICE TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS, IF ANY, MUST BE RECEIVED BY THE COMPANY, ON OR PRIOR TO THE EXPIRATION DATE OF THE OFFER.

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